SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 29, 2010

KOHL’S CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-11084	39-1630919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N56 W17000 Ridgewood Drive Menomonee Falls, Wisconsin	53051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (262) 703-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment
of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointments of Chief Merchandising Officer and Chief Administrative Officer

On November 29, 2010, Kohl’s Corporation (the “Company”) announced the promotions of Donald A. Brennan to the position of Chief Merchandising Officer and John M. Worthington to the position of Chief Administrative Officer, effective December 1, 2010.

Prior to his promotion, Mr. Brennan, 50, had been Senior Executive Vice President since September, 2007.  He served as Executive Vice President – General Merchandise Manager, Men’s and Children’s from April, 2004 to September, 2007.  He joined the Company in April, 2001 as Executive Vice President, Merchandise Planning and Allocation.

Prior to his promotion, Mr. Worthington, 46, had been Senior Executive Vice President since September, 2007.  He served as Executive Vice President, Director of Stores from March, 2005 to September, 2007. Mr. Worthington has served in a variety of other positions with the Company, including Senior Vice President of Stores from 2004 to 2005 and Vice President, Regional Manager from 2002 to 2004.

In connection with these promotions, the Company will be amending the current Amended and Restated Employment Agreements between the Company and Messrs. Brennan and Worthington to reflect these new titles.  Also in connection with these promotions, on or about March 1, 2011 Messrs. Brennan and Worthington are expected to receive a grant of restricted stock with a grant date value of approximately $6 million.  These restricted shares will vest over a 5-year period, subject to certain Company and individual performance criteria to be determined by the Compensation Committee of the Company’s Board of Directors at the time such grants are awarded.

Appointments of Senior Executive Vice Presidents

Also on November 29, 2010, the Company announced the promotions of Peggy Eskenasi to the position of Senior Executive Vice President and of Wesley S. McDonald to the position of Senior Executive Vice President, Chief Financial Officer, effective December 1, 2010.

Prior to her promotion, Ms. Eskenasi, 55, had been Executive Vice President, Product Development since joining the Company in October, 2004.

Prior to his promotion, Mr. McDonald, 48, had been Executive Vice President, Chief Financial Officer since joining the Company in August, 2003.

In connection with these promotions, the Company will be entering into written employment agreements with Ms. Eskenasi and Mr. McDonald.  These agreements will be substantially identical to the above referenced Amended and Restated Employment Agreements between the Company and Messrs. Brennan and Worthington.

Also in connection with these promotions, on or about March 1, 2011, Ms. Eskenasi and Mr. McDonald are expected to receive a grant of restricted stock with a grant date value of approximately $3 million.  These restricted shares will vest over a 5-year period, subject to certain Company and individual performance criteria to be determined by the Compensation Committee of the Company’s Board of Directors at the time such grants are awarded.

The press release concerning the foregoing promotions is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Information

This report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the future issuance of equity awards.  Kohl's intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements.  Such statements are subject to certain risks and uncertainties, which could cause Kohl's actual results to differ materially from those anticipated by the forward-looking statements.  These risks and uncertainties include, but are not limited to those described on Exhibit 99.1 to Kohl’s annual report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in Kohl's filings with the SEC.

 Item 9.01.

Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1	Press Release dated November 29, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 29, 2010

KOHL’S CORPORATION

By:  /s/ Richard D. Schepp

Richard D. Schepp

Executive Vice President

General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 29, 2010